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                                    Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                    FEDERAL-MOGUL CORPORATION
           (Exact name of issuer as specified in its charter)

       MICHIGAN                                    38-0544580
(State or other jurisdiction                   (IRS Employer
of incorporation or organization)              Identification No.)

  26555 Northwestern Highway, Southfield, Michigan        48034
    (Address of Principal Executive Offices)            (Zip code)

     FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN
                      (Full title of plan)

                       Diane L. Kaye, Esq.
          Vice President, General Counsel and Secretary
                    Federal-Mogul Corporation
                   26555 Northwestern Highway
                  Southfield, Michigan  48034
             (name and address of agent for service)

                        (248) 354-7000
   (telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
                               Proposed    Proposed
                               Maximum     Maximum
  Title of                     Offering    Aggregate  Amount of
Securities to   Amount to be   Price Per   Offering   Registration
be Registered   Registered     Unit (1)    Price (1)  Fee

Common Stock     1,300,000     $44.813    $58,256,900  $17,654.00

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

      The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange on October
      24, 1997, in accordance with Rule 457(h).

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by Federal-Mogul Corporation (the
"Company") with the Commission are incorporated herein by reference:

(a)   The Company's Annual Report on Form 10-K for year ended
      December 31, 1996, as amended by a Form 10-K/A dated August
      18, 1997;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 as amended by a Form 10-Q/A dated August 18, 1997;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

(d) Description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration
      Statement on Form S-3 (No. 33-51265);

(e)   The Company's Current Report on Form 8-K filed on February
      12, 1997; and

(f)   The Company's Current Report on Form 8-K filed on October 16,
      1997.

Item 4.   Description of Securities.

     The class of securities to be offered is Common Stock, without par value, registered under Section 12 of the Securities
Exchange Act of 1934.





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Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Diane L.
Kaye, Esq., Vice President, General Counsel and Secretary of the Company.

Item 6.   Indemnification of Directors and Officers.

     The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or a third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

     The MBCA also empowers Michigan corporations to provide similar indemnity against expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     The Company's bylaws generally require the Company to indemnify the directors and officers to the fullest extent permissible under Michigan law against all expenses (including amounts paid in settlement incurred in any proceeding (whether or not such proceeding was by or in the right of the Company) in which they were parties because of their positions as directors or officers of the Company or because they served at the request of the Company as directors, officers, employees, partners, trustees, or agents of another corporation or entity. However, the Company is not permitted to indemnify where the person has been found liable in any action by or in the right of the Company unless a court has determined that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. The provision also provides for the advancement of litigation expenses at the request of a director or officer under certain circumstances. Directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.

     The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

Item 7.   Exemption from Registration Claimed.

     Not applicable

Item 8.   Exhibits.

     The following exhibits are filed with this registration statement:

Exhibit 4      Federal-Mogul Corporation 1997 Long Term Incentive
               Plan, as amended July 23, 1997.

Exhibit 5      Opinion of Diane L. Kaye, Esq., Vice President,
               General Counsel and Secretary of the Company, as to the legality of the securities being registered.

Exhibit 23.1   Consent of Ernst & Young LLP.

Exhibit 23.2   Consent of Diane L. Kaye, Esq. (included in Exhibit
               5).

Exhibit 24     Power of Attorney (included on signature page).

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                      POWER OF ATTORNEY

     Each of the undersigned director and/or officer of FEDERAL-MOGUL CORPORATION, a Michigan corporation, hereby constitutes and appoints Diane L. Kaye and David M. Sherbin, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933. Each of the undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of the date hereof.

     Signature                                Title

/s/R. A. Snell                   Chairman of the Board, President,
R. A. Snell                       Chief Executive Officer and
                                  Director

/s/T. W. Ryan                    Senior Vice President and Chief
T. W. Ryan                        Financial Officer

/s/K. P. Slaby
K. P. Slaby                      Vice President and Controller

/s/J. J. Fannon
J. J. Fannon                     Director

/s/R. M. Hills
R. M. Hills                      Director

/s/A. Madero
A. Madero                        Director

/s/R. S. Miller, Jr.
R. S. Miller, Jr.                Director

/s/J. C. Pope
J. C. Pope                       Director

/s/H. M. Sekyra
H. M. Sekyra                     Director


Dated as of September 23, 1997

                                 Exhibit Index

 Exhibit                         Title

Exhibit 4        Federal-Mogul Corporation 1997 Long
                 Term Incentive Plan, as amended
                 July 23, 1997.

Exhibit 5        Opinion of Diane L. Kaye, Esq.,
                 Vice President, General Counsel and
                 Secretary of the Company, as to the
                 legality of the securities being
                 registered.

Exhibit 23.1     Consent of Ernst & Young LLP.

Exhibit 23.2     Consent of Diane L. Kaye, Esq.
                  (included in Exhibit 5).

Exhibit 24       Power of Attorney (included on
                  signature page).

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                                                         Exhibit 4

          FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

The purpose of the Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

a. "Affiliate" means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

b.   "Award" means a Stock Appreciation Right, Stock Option,
     Restricted Stock or Performance Unit.

c. "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned or are to vest.

d.   "Board" means the Board of Directors of the Corporation.

e. "Cause" means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

f. "Change of Control" and "Change in Control Price" have the meanings set forth in Sections 9(b) and (c), respectively.

g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

h. "Commission" means the Securities and Exchange Commission or any successor agency.

i.   "Committee" means the Committee, as defined in Section 2.

j.   "Common Stock" means the common stock of the Corporation.

k. "Corporation" means Federal-Mogul Corporation, a Michigan corporation.

l. "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

m. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

n. "Early Retirement" means retirement from active employment with the Corporation, a subsidiary or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

o. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

p. "Fair Market Value" means, except as provided in Section 5(j) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

q. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "Incentive Stock Option" within the meaning of Section 422 of the Code.

r. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

s. "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

t. "Normal Retirement" means retirement from active employment with the Corporation, a subsidiary or an Affiliate at or after age 65.

u. "Performance Goals" means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units that are based on the attainment of one or any combination of the following: Specified levels of earnings per share from continuing operations, operating income, revenues, return on assets, return on equity, return on invested capital, shareholder value, economic value added, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, production targets, or the price of the Common Stock, fixed on a company-wide basis or with reference to the subsidiary, business unit, division or department of the Corporation for or within which the participant is primarily employed, and that are intended to qualify under Section 162(m)(4)(C) of the Code. Such Performance Goals also may be based upon attaining specified levels of performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

v.   "Performance Units" means an award made pursuant to Section
     8.

w.   "Plan" means the Federal-Mogul Corporation 1997 Long Term
     Incentive Plan, as set forth herein and as hereinafter amended from time to time.

x.   "Restricted Stock" means an award granted under Section 7.

y.   "Retirement" means Normal or Early Retirement.

z. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

aa.  "Stock Appreciation Right" means a right granted under
     Section 6.

bb.  "Stock Option" means an option granted under Section 5.

cc. "Termination of Employment" means the termination of the participant's employment with the Corporation and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Corporation or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be required to be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Corporation and its subsidiaries and Affiliates.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) To select the officers and employees to whom Awards may from time to time be granted;

(b)  Determine whether and to what extent Incentive Stock
     Options, Nonqualified Stock Options, Stock Appreciation
     Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

(c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

(f)  Determine to what extent and under what circumstances Common
     Stock and other amounts payable with respect to an Award shall be deferred; and

(g) Determine under what circumstances and/or in what proportions an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of Section 5 (provided that no such delegation may be made that would cause any Award or transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause any Award or payment made in respect thereof to be "applicable employee remuneration" under Section 162(m)(4)(A) of the Code) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.


SECTION 3. COMMON STOCK SUBJECT TO PLAN

The total number of shares of Common Stock reserved and available for grant under the Plan shall be 1,300,000, no more than 130,000 of which shares shall be granted as Awards of Restricted Stock. No participant may be granted Awards covering in excess of 350,000 shares of Common Stock over the life of the Plan, including Awards that expire or terminate unexercised. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall, subject to the provisions of the previous paragraph that may restrict their reissuance to a particular participant, again be available for the grant of other Awards under the Plan.

Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall, subject to the provisions of the first paragraph of this section that may restrict their distribution to a particular participant, again be available for distribution in connection with Awards under the Plan.

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4. ELIGIBILITY

Officers and employees of the Corporation, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Corporation, its subsidiaries or Affiliates.


SECTION 5. STOCK OPTIONS

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types, Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee
Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation

Rights); provided however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date on which the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation, unless such agreement or agreements shall by its or their terms require execution by the Corporation and the participant, in which case, such agreement or agreements shall become effective upon execution by the Corporation and the participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under said Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, but shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date on which the Stock Option is granted.

(c)  Exercisability. Except as otherwise provided herein, Stock

     Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)  Method of Exercise. Subject to the provisions of this
     Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) and which has been held by the optionee for at least 6 months; provided however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.

     In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

     No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

(e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (b) a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such qualified domestic relations order or the recipient of a gift permitted under the applicable option agreement, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement.

(f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in full, whether or not then exercisable, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 1 year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i)  Other Termination. Unless otherwise determined by the
     Committee: (A) If an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) If an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option's term; provided however, that if the optionee dies within such 3-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined Section 9(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) 6 months and 1 day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) Cashing Out of Stock Option. Upon receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(k) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.

(l) Notwithstanding anything in the Plan to the contrary, no Stock Option shall be reissued or repriced.


SECTION 6. STOCK APPRECIATION RIGHTS

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in
     Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock
           Options to which they relate are exercisable in accordance with the provisions Section 5 and this
           Section 6.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock
           Option in accordance with Section 5(e).

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7. RESTRICTED STOCK

(a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section
     3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

     The Committee may, prior to grant, condition vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Restricted Stock shall be approved by the Committee in writing as required by
     Section 162(m) of the Code and the rules and regulations thereunder in order for the value of the Restricted Stock delivered pursuant to such Award to be deductible.

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

       "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF THE SECRETARY OF FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN."

     The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

 (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in
           Section 7(c)(vi), during the period, not to be less than 1 year, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

     (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 12(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

     (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

     (iv) Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

     (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

     (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.


SECTION 8. PERFORMANCE UNITS

(a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in
     Section 8(b).

     The Committee may, prior to grant, condition the settlement of Performance Units upon continued employment and/or the attainment of Performance Goals. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Performance Units awarded during an Award Cycle shall be approved by the Committee in writing as required by Section 162(m) of the Code and the rules and regulations thereunder in order for the cash and/or property delivered pursuant to such Award to be deductible.

(b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

     (i) Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation's performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the value of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the value of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant. The maximum value of cash and property that any participant may receive with respect to Performance Units in any year is $3,000,000.

     (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

     (iii) Except to the extent otherwise provided in Section 9(a)(iii), in the event that a participant's employment is terminated (other than for Cause) or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

     (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

     (v) If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

     (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.


SECTION 9. CHANGE IN CONTROL PROVISIONS

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

     (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

     (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (iii) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

(b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership

           (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
           (iii) of this Section 9(b); or

     (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Approval of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such

           Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or
     (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market
     Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 10. TERM, AMENDMENT AND TERMINATION

The Plan will terminate 5 years after the effective date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock
Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award therefore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan or any Award or transaction thereunder from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan, or Award, transaction or payment made under the Plan, to qualify for the exemption provided by Rule 16b-3.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as will as other developments, and to grant Awards which qualify for beneficial treatment under such rules with shareholder approval.


SECTION 11. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12. GENERAL PROVISIONS

(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (1) Listing or approval for listing upon notice of issuance of such shares on the New York Stock
           Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common
           Stock;

     (2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (3) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) Neither adoption of the Plan nor the grant or any Award thereunder shall confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditioned upon such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under
     Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to paid or by whom any rights of the participant, after the participant's death, may be exercised.

(g) In the case of a grant of an Award to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(h) Notwithstanding the foregoing, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for any cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(i) Notwithstanding anything in this Plan to the contrary, no transaction between a participant and the Corporation that requires as a condition of its exemption from Section 16 of the Exchange Act approval in the manner set forth in paragraph (d)(1) or (d)(2) of Rule 16b-3 shall be consummated until such approval is obtained; but failure to obtain such approval shall not cause a transaction consummated to be void or voidable without the consent of such participant nor shall it disqualify the transaction from the benefit of any of available exemption from said
     Section 16.

(j) Unless the Committee shall otherwise determine or any provision of the Plan shall otherwise specifically require, no delivery of cash and/or property shall be made to any

     "covered employee", as that term is defined in Section 162(m)(3) of the Code, or any transferee to whom the right of such covered employee to receive such cash and/or property has been transferred as the result of a transfer permitted by the Plan, in any year to the extent that the value such cash and/or property, together with the value of all other cash and/or property delivered to such covered employee or transferee in such year, shall not be deductible by the Corporation as a result of the operation of Section 162(m) of the Code. Any cash and/or property not deliverable because of the application of the previous sentence shall be delivered in each succeeding year to the extent that the value of such cash and/or property, together with the value of all other cash and/or property delivered to such covered employee or transferee in such year, is so deductible, until such cash and/or property shall have been delivered in full and such undelivered cash and/or property shall bear interest from the date on which it was first payable, but for the application of this Section (j), until paid in full, at a rate of interest per annum to be determined by the Committee in accordance with any rules adopted under said
     Section 162; for purposes of computing such interest, the Committee shall determine the value of such property, based upon (i) its Fair Market Value (adjusted as the Committee shall see fit, but at least quarterly) if it is Common Stock or if its value is determinable with reference to the price of Common Stock or (ii) as the Committee shall determine in all other cases. This Section (j) shall cease to have effect upon the occurrence of a Change in Control and the Plan shall thereafter be construed as if this Section (j) had never been part thereof, except in respect of the obligation of the Corporation to pay interest pursuant to the provisions of this Section (j); without limiting the generality of this sentence, (i) all cash and/or property deliverable as a result of such occurrence shall be delivered when due as if this Section (j) were not part of the Plan and (ii) all cash and/or property deliverable, but for the provisions of this Section (j), shall become deliverable upon such Change in Control, together with interest accrued thereon.

(k) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.


SECTION 13. EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock of the Corporation.

                                                        EXHIBIT 5




October 28, 1997


Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan  48034


Ladies and Gentlemen:

     As Vice President, General Counsel and Secretary of Federal-Mogul Corporation, a Michigan corporation (the "Corporation") I have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offering of 1,300,000 shares of the Corporation's Common Stock ("Common Stock"), to be sold pursuant to the Federal-Mogul Corporation 1997 Long Term Incentive Plan (the "Plan").

     In my capacity as general counsel of the Corporation, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such Corporate records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

     Based upon such examination and my participation in the preparation of the Registration Statement, it is my opinion that the Common Stock, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Act or the rules or regulations thereunder or that this consent is required by
Section 7 of the Act.

Sincerely,

/s/Diane L. Kaye

Diane L. Kaye
Vice President, General Counsel
  and Secretary

                                                  Exhibit 23.1





                 Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1997 Long Term Incentive Plan of Federal-Mogul Corporation of our report dated January 27, 1997 except for Note 18, as to which the date is August 18, 1997, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, as restated, included in the Annual Report (Form 10-K/A) for the year ended December 31, 1996.




/s/Ernst & Young LLP



October 28, 1997